Exhibit-99.T3C.2

Execution Version

First Supplemental Indenture

This First Supplemental Indenture is entered into as of April 2, 2015 (this “Supplemental Indenture”), by and among Berkeley Alexander Limited, Broker Network Holdings Limited, Capital & County Insurance Brokers Limited, CCV Risk Solutions Limited, Countrywide Insurance Management Limited, Cox Lee & Co Limited, Crawford Davis Insurance Consultants Limited, Cullum Capital Ventures Limited, Eclipse Park Acquisitions Limited, Four Counties Finance Limited, Fusion Insurance Holdings Limited, Fusion Insurance Services Limited, HLI (UK) Limited, Just Insurance Brokers Limited, Managing Agents Reference Assistance Services Limited, Moffatt & Co Limited, Oyster Risk Solutions Limited, Paymentshield Group Holdings Limited, Paymentshield Holdings Limited, Paymentshield Limited, Portishead Insurance Management Limited, Protectagroup Acquisitions Limited, Protectagroup Holdings Limited, Protectagroup Limited, Richard V Wallis & Co Limited, Roundcroft Limited, T F Bell Holdings Limited, T L Risk Solutions Limited, The Broker Network Limited, The T F Bell Group Limited, Three Counties Insurance Brokers Limited, Towergate Insurance Limited, Towergate London Market Limited, Towergate Risk Solutions Limited, Towergate Underwriting Group Limited, Townfrost Limited (together, the “New Guarantors” and each a “New Guarantor”), TIG Finco plc (the “Issuer”) and The Bank of New York Mellon, London Branch, as Trustee.

W I T N E S S E T H:

WHEREAS, the Issuer, TIG Midco Limited and the Trustee have heretofore executed and delivered an Indenture dated as of April 2, 2015 (as supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of £425 million of Fixed Rate Senior Secured Notes due 2020 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances a New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which such New Guarantor shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”);

WHEREAS, the Issuer has delivered to the Trustee a resolution of the Issuer’s Board of Directors authorizing the execution of this Supplemental Indenture;

WHEREAS, pursuant to Section 9.01(b) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all things have been done to make this Supplemental Indenture a legal, valid and binding agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1 Agreement to be Bound. Each New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2 Guarantee. Each New Guarantor, pursuant to Article 10 of the Indenture, hereby fully and, subject to the limitations on effectiveness and enforceability set forth in Section 10.04 of the Indenture, unconditionally guarantees, on a first priority (subject to Permitted Collateral Liens), senior secured, joint and several basis, in each case to each Holder and to the Trustee and its successors and assigns on behalf of each Holder, the full payment of principal of, premium, if any, interest, if any, and Additional Amounts, if any, on, and all other monetary obligations of the Issuer under the Indenture and the Notes (including obligations to the Trustee and the Security Agent and the obligations to pay Additional Amounts, if any) with respect to each Note authenticated and delivered by the Trustee or its agent pursuant to and in accordance with the Indenture, in accordance with the terms of the Indenture (all the foregoing collectively called the “Obligations”).

ARTICLE III

MISCELLANEOUS

SECTION 3.1 Notices. All notices and other communications to the New Guarantors shall be given as provided in the Indenture to the New Guarantors, at its address set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuer.

Tower Gate House

Eclipse Park Sittingbourne Road

Maidstone

Kent

ME14 3EN

Attention: Scott Egan
Facsimile: +4420 7398 2264

With copies to:

Ropes and Gray International LLP

Address: 5 New Street Square, London, EC4A 3BF

Facsimile: +44 20 3122 1296

Attention: Mark Wesseldine

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

SECTION 3.4 Jurisdiction. The New Guarantors agree that any suit, action or proceeding against the New Guarantor brought by any Holder, the Security Agent or the Trustee arising out of or based upon the Indenture, the Guarantees or the Notes may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non- exclusive jurisdiction of such courts in any suit, action or proceeding. Each New Guarantor irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with the Indenture, the Guarantees, the Security Documents or the Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts, whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The New Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the New Guarantor and may be enforced in any court to the jurisdiction of which the New Guarantor is subject by a suit upon such judgment; provided that service of process is effected upon the New Guarantor, as the case may be, in the manner provided by the Indenture. Each New Guarantors has appointed Corporation Services Company, with offices on the date hereof at 1133 Avenue of the Americas, Suite 3100, New York, New York 10036, or any successor, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon the Indenture, the Guarantees or the Notes, the Security Documents or the transactions contemplated herein which may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, by any Holder, the Security Agent or the Trustee, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each New Guarantors hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the New Guarantors agree to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the New Guarantors. Notwithstanding the foregoing, any action involving the New Guarantors arising out of or based upon the Indenture, the Guarantees or the

Notes may be instituted by any Holder, the Security Agent or the Trustee in any other court of competent jurisdiction.

SECTION 3.5 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS SUPPLEMENTAL INDENTURE IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE INDENTURE, THIS SUPPLEMENTAL INDENTURE AND ANY ADDITIONAL SUPPLEMENTAL INDENTURE AND FOR ANY COUNTERCLAIM RELATING THERETO.

SECTION 3.6 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.7 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.8 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 3.9 Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Berkeley Alexander Limited, as a New Guarantor

By:
Name:
Title:

Broker Network Holdings Limited, as a New Guarantor

By:
Name:
Title:

Capital & County Insurance Brokers Limited, as a New Guarantor

By:
Name:
Title:

CCV Risk Solutions Limited, as a New Guarantor

By:
Name:
Title:

Countrywide Insurance Management Limited, as a New Guarantor

By:
Name:
Title:

Cox Lee & Co Limited, as a New Guarantor

By:
Name:
Title:

[Signature Page to Senior Secured Guarantor Supplemental Indenture]

Crawford Davis Insurance Consultants Limited, as a New Guarantor

By:
Name:
Title:

Cullum Capital Ventures Limited, as a New Guarantor

By:
Name:
Title:

Eclipse Park Acquisitions Limited, as a New Guarantor

By:
Name:
Title:

Four Counties Finance Limited, as a New Guarantor

By:
Name:
Title:

Fusion Insurance Holdings Limited, as a New Guarantor

By:
Name:
Title:

Fusion Insurance Services Limited, as a New Guarantor

By:
Name:
Title:

[Signature Page to Senior Secured Guarantor Supplemental Indenture]

HLI (UK) Limited, as a New Guarantor

By:
Name:
Title:

Just Insurance Brokers Limited, as a New Guarantor

By:
Name:
Title:

Managing Agents Reference Assistance Services Limited, as a New Guarantor

By:
Name:
Title:

Moffatt & Co Limited, as a New Guarantor

By:
Name:
Title:

Oyster Risk Solutions Limited, as a New Guarantor

By:
Name:
Title:

Paymentshield Group Holdings Limited, as a New Guarantor

By:
Name:
Title:

Paymentshield Holdings Limited, as a New Guarantor

By:
Name:
Title:

[Signature Page to Senior Secured Guarantor Supplemental Indenture]

Paymentshield Limited, as a New Guarantor

By:
Name:
Title:

Portishead Insurance Management Limited, as a New Guarantor

By:
Name:
Title:

Protectagroup Acquisitions Limited, as a New Guarantor

By:
Name:
Title:

Protectagroup Holdings Limited, as a New Guarantor

By:
Name:
Title:

Protectagroup Limited, as a New Guarantor

By:
Name:
Title:

Richard V Wallis & Co Limited, as a New Guarantor

By:
Name:
Title:

Roundcroft Limited, as a New Guarantor

By:
Name:
Title:

[Signature Page to Senior Secured Guarantor Supplemental Indenture]

T F Bell Holdings Limited, as a New Guarantor

By:
Name:
Title:

T L Risk Solutions Limited, as a New Guarantor

By:
Name:
Title:

The Broker Network Limited, as a New Guarantor

By:
Name:
Title:

The T F Bell Group Limited, as a New Guarantor

By:
Name:
Title:

Three Counties Insurance Brokers Limited, as a New Guarantor

By:
Name:
Title:

Towergate Insurance Limited, as a New Guarantor

By:
Name:
Title:

Towergate London Market Limited, as a New Guarantor

By:
Name:
Title:

[Signature Page to Senior Secured Guarantor Supplemental Indenture]

Towergate Risk Solutions Limited, as a New Guarantor

By:
Name:
Title:

Towergate Underwriting Group Limited, as a New Guarantor

By:
Name:
Title:

Townfrost Limited, as a New Guarantor

By:
Name:
Title:

[Signature Page to Senior Secured Guarantor Supplemental Indenture]

TIG Finco plc, as Issuer

By:
Name:
Title:

[Signature Page to Senior Secured Guarantor Supplemental Indenture]

The Bank of New York Mellon, London Branch, as Trustee

By:
Name:
Title:

[Signature Page to Senior Secured Guarantor Supplemental Indenture]